Exhibit 99.1

Mallinckrodt plc Reports Earnings and Pipeline Advancements for the Third Quarter 2019 and Raises Adjusted Diluted Earnings Per Share Guidance Range for 2019

•	Net sales of $743.7 million with diluted loss per share from continuing operations of $0.01 and adjusted diluted earnings per share (EPS) of $2.07

•	Operating cash flows of $66.7 million in the third quarter and $534.1 million for the year-to-date

•	Reported positive topline Phase 3 results for both terlipressin and StrataGraft® regenerative tissue

•	Raised 2019 fiscal year adjusted diluted EPS guidance range to $8.50 to $8.70 (previously $8.40 to $8.70)

•	Company remains focused on achieving a global resolution of all opioid lawsuits

STAINES-UPON-THAMES, United Kingdom - Nov. 5, 2019 - Mallinckrodt plc (NYSE: MNK), a global biopharmaceutical company, today reported results for the three months ended September 27, 2019. Unless otherwise noted, the quarter comparisons are to the recast prior year comparable three months ended September 28, 2018.

Net sales were $743.7 million in the quarter with diluted loss per share from continuing operations of $0.01 compared with income per share of $1.34. Adjusted diluted EPS were $2.07 versus $2.25, a decrease of 8.0%.

“We continue to be very pleased with the underlying financial strength and cash flow generation capability of our business, resulting in the third consecutive increase to our EPS guidance this year,”
said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “In addition, we are particularly pleased with the ongoing progress of our research and development activities, including successful Phase 3 study results for StrataGraft and terlipressin, data generation for Acthar in rheumatoid arthritis and multiple sclerosis, and our collaboration with Silence Therapeutics in RNAi technology.”

Trudeau continued, “We remain focused on strengthening our balance sheet through debt reduction and we also are working to resolve near term uncertainties in our business, particularly opioid litigation and the separation of our Specialty Generics segment.”

COMPANY FINANCIAL RESULTS
Gross profit was $324.3 million with gross profit as a percentage of net sales of 43.6%, compared with 45.8%, driven by increased amortization expense and product mix. Adjusted gross profit was $533.2 million, compared with $583.0 million, with adjusted gross profit as a percentage of net sales of 71.7%, compared with 72.9%, driven primarily by product mix.

Selling, general and administrative (SG&A) expenses were $205.7 million or 27.7% of net sales, as compared to $193.4 million, or 24.2%, driven primarily by legal settlement expenses and separation costs, while partially offset by a reduction in the fair value of contingent consideration due to market conditions. Adjusted SG&A expenses were $182.0 million or 24.5% of net sales, compared with $205.2 million or 25.7%. Adjusted SG&A expenses decreased due to focused efforts of ongoing on SG&A reductions.

Research and development expenses were $103.1 million or 13.9% of net sales, as compared to $86.1 million or 10.8%, due primarily to the $20.0 million up-front payment for our collaboration with Silence Therapeutics in RNAi technology platform for complement-mediated diseases.

Interest expense was $77.6 million as compared to $93.6 million, a reduction of 17.1%, driven by our continued focus on deleveraging.

Income tax benefit was $27.6 million, for an effective tax rate of 96.8%. The adjusted effective tax rate was 18.3%.

Nine-Month Fiscal 2019 Results
Net sales were $2,357.6 million, compared with $2,380.7 million. The decrease is primarily attributed to Acthar® Gel (repository corticotropin injection), partially offset by strength in the hospital products and AMITIZA® (lubiprostone).

On a GAAP1 basis, net income was $160.6 million compared with $111.4 million. Diluted EPS were $1.91 compared to $1.31.

Adjusted net income was $551.9 million, compared with $511.0 million. Adjusted diluted EPS were $6.55 compared with $6.00.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
Net sales for the segment in the third quarter 2019 were $580.4 million.

•
Acthar Gel net sales were $229.8 million, a 20.8% decrease, driven primarily by continued reimbursement challenges impacting new and returning patients, and continued payer scrutiny on overall specialty pharmaceutical spending.

•
INOMAX® (nitric oxide) gas, for inhalation, net sales were $136.8 million, up 2.7% driven by more significant utilization in multi-year, unlimited use contracts, while strong customer demand for the product continues.

•	OFIRMEV® (acetaminophen) injection net sales were $86.1 million, a decrease of 1.1%, due to lower demand and typical quarter-to-quarter order variability.

•	Therakos® immunology platform net sales were $60.9 million, an increase of 1.5%, or 3.3% on a constant-currency basis, primarily on growth in the U.S. in Cutaneous T-Cell Lymphoma.

•	AMITZA net sales were $52.6 million, up 9.1% due to continued strong utilization in Japan, partially offset by an increasingly more competitive landscape in the U.S.

Specialty Generics Segment
The segment reported third quarter net sales in 2019 of $163.3 million, an increase of 2.1%, driven by share recapture across the business, somewhat offset in the quarter by the suspension of the spin-off.

LIQUIDITY
Cash provided by operating activities in the third quarter was $66.7 million, with free cash flow of $35.6 million, which was impacted by working capital changes from a particular customer in the Specialty Generics segment as well as the $15.4 million payment related to a legacy legal matter settlement. For the year to date, operating cash flow has been $534.1 million and free cash flow $425.4 million.

During the quarter, the company drew the remaining $495.0 million on its revolving credit facility, and used its cash to retire its $200.0 million remaining balance on the accounts receivable securitization program and repurchase $72.9 million face value of debt at a discount. As of today's earnings announcement, the current cash balance is approximately $600.0 million.

2019 FINANCIAL GUIDANCE UPDATE
Mallinckrodt is raising guidance for the 2019 fiscal year by increasing the lower end of its adjusted diluted EPS guidance range by $0.10 on the strength of the earnings results today. The revised 2019 fiscal year adjusted diluted EPS guidance range is $8.50 to $8.70.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, Nov. 5, 2019, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 6080969.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Nov. 5, 2019, and ending at 11:59 p.m. Eastern Time on Tuesday, Nov. 19, 2019. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 6080969.

ABOUT MALLINCKRODT
Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, net debt and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization and non-restructuring impairment charges; restructuring and related charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; acquisition-related expenses; significant legal and environmental charges; losses/gains on repurchase of debt; separation costs; research and development upfront payments; tax effects of aforementioned adjustments, changes in related uncertain tax positions, as well as impacts from certain transactions, such as acquisitions or reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax adjustment included in the reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income, changes in related uncertain tax positions, as well as tax impacts from certain transactions, such as acquisitions or reorganizations.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the third quarter represents net cash provided by operating activities of $66.7 million less capital expenditures of $31.1 million, each as prepared in accordance with GAAP.

Free cash flow for the year to date represents net cash provided by operating activities of $534.1 million less capital expenditures of $108.7 million, each as prepared in accordance with GAAP.

Net debt as of September 27, 2019 represents total debt principal of $5,810.9 million less cash of $498.8 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that these adjusted measures will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Guidance on the company's 2019 diluted earnings per share and effective tax rate has been provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. Because reconciliation is not available without unreasonable effort, it is not included in this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses, plans for the Specialty Generics business including the suspension of the previously announced plans to spin off that business, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; any future actions taken with respect to the Specialty Generics business; and Mallinckrodt’s ability to complete the exchange offers, the consent solicitations and the transactions contemplated by the exchange agreement, including the expected timing of completion of the exchange offers and receipt of requisite consents in the consent solicitations.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 28, 2018 and the “Risk Factors” section of Exhibit 99.2 to Mallinckrodt’s Current Report on Form 8-K filed on November 5, 2019. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 08/19.

1 Generally accepted accounting principles in the United States

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	September 27, 2019	Percent of Net sales	September 28, 2018	Percent of Net sales
Net sales	$743.7	100.0%	$799.9	100.0%
Cost of sales	419.4	56.4	433.5	54.2
Gross profit	324.3	43.6	366.4	45.8
Selling, general and administrative expenses	205.7	27.7	193.4	24.2
Research and development expenses	103.1	13.9	86.1	10.8
Restructuring charges, net	7.2	1.0	14.8	1.9
Non-restructuring impairment charge	—	—	2.0	0.3
Loss on divestiture	—	—	0.6	0.1
Operating income	8.3	1.1	69.5	8.7
Interest expense	(77.6)	(10.4)	(93.6)	(11.7)
Interest income	2.9	0.4	2.0	0.3
Other income, net	37.9	5.1	13.4	1.7
Loss from continuing operations before income taxes	(28.5)	(3.8)	(8.7)	(1.1)
Income tax benefit	(27.6)	(3.7)	(122.9)	(15.4)
(Loss) income from continuing operations	(0.9)	(0.1)	114.2	14.3
Loss from discontinued operations, net of income taxes	(0.2)	—	(0.4)	(0.1)
Net (loss) income	$(1.1)	(0.1)%	$113.8	14.2%

Basic earnings per share:
(Loss) income from continuing operations	$(0.01)		$1.37
Loss from discontinued operations	—		—
Net (loss) income	$(0.01)		$1.37

Basic weighted-average shares outstanding	84.0		83.2

Diluted earnings per share:
(Loss) income from continuing operations	$(0.01)		$1.34
Loss from discontinued operations	—		—
Net (loss) income	$(0.01)		$1.34

Diluted weighted-average shares outstanding	84.0		85.0

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	September 27, 2019				September 28, 2018
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share (1)	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$324.3	$205.7	$(1.1)	$(0.01)	$366.4	$193.4	$113.8	$1.34
Adjustments:
Intangible asset amortization	208.9	(1.5)	210.4	2.50	182.7	(1.6)	184.2	2.17
Non-restructuring impairment charge	—	—	—	—	—	—	2.0	0.02
Restructuring and related charges, net (2)	—	—	7.2	0.09	2.9	(1.9)	19.6	0.23
Inventory step-up expense	—	—	—	—	31.0	—	31.0	0.36
Loss from discontinued operations	—	—	0.2	—	—	—	0.4	—
Change in contingent consideration fair value	—	25.8	(25.8)	(0.31)	—	4.2	(4.2)	(0.05)
Acquisition-related expenses	—	—	—	—	—	(0.7)	0.7	0.01
Divestiture	—	—	—	—	—	—	0.6	0.01
Gain on repurchase of debt	—	—	(18.7)	(0.22)	—	—	—	—
Write off of unamortized debt discount and fees	—	—	0.8	0.01	—	—	—	—
Separation costs	—	(19.8)	19.8	0.24	—	—	—	—
Significant legal and environmental charges	—	(28.2)	28.2	0.33	—	11.8	(11.8)	(0.14)
R&D upfront payment (3)	—	—	20.0	0.24	—	—	—	—
Legal entity and intercompany financing reorganization	—	—	3.0	0.04	—	—	(82.3)	(0.97)
U.S. Tax Reform	—	—	—	—	—	—	(9.1)	(0.11)
Income taxes (4)	—	—	(69.5)	(0.83)	—	—	(54.0)	(0.64)
As adjusted	$533.2	$182.0	$174.5	$2.07	$583.0	$205.2	$190.9	$2.25

Percent of net sales	71.7%	24.5%	23.5%		72.9%	25.7%	23.9%

(1)
In periods where the Company reports a net loss from continuing operations, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These potentially dilutive shares are included in the calculation of adjusted diluted earnings per share when dilutive. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 84.2 shares for the three months ended September 27, 2019.

(2)	Includes pre-tax accelerated depreciation.

(3)	Represents research and development ("R&D") expense incurred related to an upfront payment made to Silence in connection with a license and collaboration agreement entered into in July 2019.

(4)
Includes tax effects of above adjustments (unless otherwise separately stated), changes in related uncertain tax positions, as well as certain installment sale transactions and other intercompany transactions.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	September 27, 2019	September 28, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$580.4	$640.0	(9.3)%	(0.2)%	(9.1)%
Specialty Generics (1)	163.3	159.9	2.1%	—	2.1
Net sales	$743.7	$799.9	(7.0)%	(0.2)%	(6.8)%

(1)	Includes net sales from an ongoing, post-divestiture supply agreement with the acquirer of the contrast media and delivery systems ("CMDS") business.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	September 27, 2019	September 28, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$229.8	$290.1	(20.8)%	—%	(20.8)%
Inomax	136.8	133.2	2.7	(0.1)	2.8
Ofirmev	86.1	87.1	(1.1)	—	(1.1)
Therakos	60.9	60.0	1.5	(1.8)	3.3
Amitiza	52.6	48.2	9.1	—	9.1
BioVectra	10.5	13.9	(24.5)	(0.6)	(23.9)
Other	3.7	7.5	(50.7)	(1.3)	(49.4)
Specialty Brands Total	$580.4	$640.0	(9.3)%	(0.2)%	(9.1)%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$15.7	$15.5	1.3%	—%	1.3%
Oxycodone (API) and oxycodone-containing tablets(1)	17.2	13.6	26.5	—	26.5
Acetaminophen (API) (1)	48.5	47.9	1.3	—	1.3
Other controlled substances (1)	72.9	69.5	4.9	(0.1)	5.0
Other (1)	9.0	13.4	(32.8)	—	(32.8)
Specialty Generics Total	$163.3	$159.9	2.1%	—%	2.1%

(1)	Prior period amounts have been reclassified to conform to current period presentation.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	September 27, 2019	Percent of Net sales	September 28, 2018	Percent of Net sales
Net sales	$2,357.6	100.0%	$2,380.7	100.0%
Cost of sales	1,309.3	55.5	1,272.8	53.5
Gross profit	1,048.3	44.5	1,107.9	46.5
Selling, general and administrative expenses	661.8	28.1	594.5	25.0
Research and development expenses	268.0	11.4	260.7	11.0
Restructuring charges, net	11.2	0.5	101.8	4.3
Non-restructuring impairment charges	113.5	4.8	2.0	0.1
Loss on divestiture	—	—	0.6	—
Operating (loss) income	(6.2)	(0.3)	148.3	6.2
Interest expense	(231.8)	(9.8)	(280.1)	(11.8)
Interest income	6.6	0.3	6.6	0.3
Other income, net	128.6	5.5	17.8	0.7
Loss from continuing operations before income taxes	(102.8)	(4.4)	(107.4)	(4.5)
Income tax benefit	(256.6)	(10.9)	(203.9)	(8.6)
Income from continuing operations	153.8	6.5	96.5	4.1
Income from discontinued operations, net of income taxes	6.8	0.3	14.9	0.6
Net income	$160.6	6.8%	$111.4	4.7%

Basic earnings per share:
Income from continuing operations	$1.84		$1.15
Income from discontinued operations	0.08		0.18
Net income	$1.92		$1.32

Basic weighted-average shares outstanding	83.8		84.2

Diluted earnings per share:
Income from continuing operations	$1.83		$1.13
Income from discontinued operations	0.08		0.17
Net income	$1.91		$1.31

Diluted weighted-average shares outstanding	84.2		85.2

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Nine Months Ended
	September 27, 2019				September 28, 2018
	Gross profit	SG&A	Net income	Diluted net income per share	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$1,048.3	$661.8	$160.6	$1.91	$1,107.9	$594.5	$111.4	$1.31
Adjustments:
Intangible asset amortization	645.1	(4.7)	649.8	7.72	541.6	(5.0)	546.5	6.41
Non-restructuring impairment charges (1)	—	—	113.5	1.35	—	—	2.0	0.02
Restructuring and related charges, net (2)	—	—	11.2	0.13	2.9	(1.9)	106.6	1.25
Inventory step-up expense	10.0	—	10.0	0.12	79.5	—	79.5	0.93
Income from discontinued operations	—	—	(6.8)	(0.08)	—	—	(14.9)	(0.17)
Change in contingent consideration fair value	—	23.5	(23.5)	(0.28)	—	33.3	(33.3)	(0.39)
Acquisition-related expenses	—	—	—	—	—	(3.8)	3.8	0.04
Divestiture	—	—	—	—	—	—	0.6	0.01
Gain on repurchase of debt	—	—	(98.6)	(1.17)	—	—	(6.5)	(0.08)
Write off of unamortized debt discount and fees	—	—	9.4	0.11	—	—	—	—
Significant legal and environmental charges	—	(28.2)	28.2	0.33	—	11.8	(11.8)	(0.14)
R&D upfront payment (3)	—	—	20.0	0.24	—	—	—	—
Separation costs	—	(50.4)	50.4	0.60	—	—	—	—
Legal entity and intercompany financing reorganization	—	—	(186.8)	(2.22)	—	—	(82.3)	(0.97)
U.S. Tax Reform	—	—	—	—	—	—	(9.1)	(0.11)
Income taxes (4)	—	—	(185.5)	(2.20)	—	—	(181.5)	(2.13)
As adjusted	$1,703.4	$602.0	$551.9	$6.55	$1,731.9	$628.9	$511.0	$6.00

Percent of net sales	72.3%	25.5%	23.4%		72.7%	26.4%	21.5%

(1)
Represents in-process research and development intangible asset impairment of $113.5 million related to stannsoporfin during the nine months ended September 27, 2019 and impairment of a license associated with a product we elected to discontinue during the three months ended September 28, 2018.

(2)	Includes pre-tax accelerated depreciation.

(3)	Represents R&D expense incurred related to an upfront payment made to Silence in connection with a license and collaboration agreement entered into in July 2019.

(4)
Includes tax effects of above adjustments (unless otherwise separately stated), changes in related uncertain tax positions, as well as certain installment sale transactions and other intercompany transactions.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Nine Months Ended
	September 27, 2019	September 28, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,812.4	$1,844.3	(1.7)%	(0.3)%	(1.4)%
Specialty Generics (1)	545.2	536.4	1.6	(0.1)	1.7
Net sales	$2,357.6	$2,380.7	(1.0)%	(0.2)%	(0.8)%

(1)	Includes net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Nine Months Ended
	September 27, 2019	September 28, 2018	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$720.1	$827.1	(12.9)%	—%	(12.9)%
Inomax	427.6	404.0	5.8	(0.1)	5.9
Ofirmev	272.2	254.7	6.9	—	6.9
Therakos	183.6	174.2	5.4	(1.9)	7.3
Amitiza	157.6	119.2	32.2	—	32.2
BioVectra	36.8	35.7	3.1	(3.3)	6.4
Other	14.5	29.4	(50.7)	(1.0)	(49.7)
Specialty Brands Total	$1,812.4	$1,844.3	(1.7)%	(0.3)%	(1.4)%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$51.2	$46.3	10.6%	—%	10.6%
Oxycodone (API) and oxycodone-containing tablets(1)	53.3	43.3	23.1	—	23.1
Acetaminophen (API) (1)	143.1	149.0	(4.0)	—	(4.0)
Other controlled substances (1)	265.7	258.0	3.0	(0.2)	3.2
Other (1)	31.9	39.8	(19.8)	—	(19.8)
Specialty Generics Total	$545.2	$536.4	1.6%	(0.1)%	1.7%

(1)	Prior period amounts have been reclassified to conform to current period presentation.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	September 27, 2019	December 28, 2018
Assets
Current Assets:
Cash and cash equivalents	$498.8	$348.9
Accounts receivable, net	538.8	623.3
Inventories	325.5	322.3
Prepaid expenses and other current assets	122.2	132.7
Assets held for sale	175.9	—
Total current assets	1,661.2	1,427.2
Property, plant and equipment, net	894.7	982.0
Intangible assets, net	7,496.1	8,282.8
Other assets	304.1	185.3
Total Assets	$10,356.1	$10,877.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$716.1	$22.4
Accounts payable	100.9	147.5
Accrued payroll and payroll-related costs	83.7	124.0
Accrued interest	90.9	77.6
Accrued and other current liabilities	506.5	572.2
Liabilities held for sale	55.8	—
Total current liabilities	1,553.9	943.7
Long-term debt	5,048.7	6,069.2
Pension and postretirement benefits	58.6	60.5
Environmental liabilities	60.3	59.7
Deferred income taxes	22.0	324.3
Other income tax liabilities	253.5	228.0
Other liabilities	278.7	304.6
Total Liabilities	7,275.7	7,990.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.7	18.5
Ordinary shares held in treasury at cost	(1,615.6)	(1,617.4)
Additional paid-in capital	5,559.2	5,528.2
Retained deficit	(859.8)	(1,017.7)
Accumulated other comprehensive loss	(22.1)	(24.3)
Total Shareholders' Equity	3,080.4	2,887.3
Total Liabilities and Shareholders' Equity	$10,356.1	$10,877.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended
	September 27, 2019	September 28, 2018
Cash Flows From Operating Activities:
Net income	$160.6	$111.4
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	723.5	597.0
Share-based compensation	30.6	27.9
Deferred income taxes	(301.9)	(232.7)
Non-cash impairment charges	113.5	2.0
Loss on divestiture	—	0.6
Gain on repurchase of debt	(98.6)	(6.5)
Other non-cash items	(31.7)	2.8
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	68.7	(59.0)
Inventories	(32.0)	43.1
Accounts payable	(27.8)	(0.1)
Income taxes	17.2	16.7
Other	(88.0)	(22.1)
Net cash from operating activities	534.1	481.1
Cash Flows From Investing Activities:
Capital expenditures	(108.7)	(93.3)
Acquisitions, net of cash	—	(699.9)
Proceeds from divestiture, net of cash	—	313.2
Other	13.7	28.8
Net cash from investing activities	(95.0)	(451.2)
Cash Flows From Financing Activities:
Issuance of external debt	695.0	657.2
Repayment of external debt	(940.1)	(1,563.4)
Debt financing costs	—	(12.0)
Proceeds from exercise of share options	0.5	1.0
Repurchase of shares	(2.5)	(57.4)
Other	(18.1)	(24.3)
Net cash from financing activities	(265.2)	(998.9)
Effect of currency rate changes on cash	0.5	(0.9)
Net change in cash, cash equivalents and restricted cash, including cash classified within assets held for sale	174.4	(969.9)
Less: Net change in cash classified within assets held for sale	(15.1)	—
Net change in cash, cash equivalents and restricted cash	159.3	(969.9)
Cash, cash equivalents and restricted cash at beginning of period	367.5	1,279.1
Cash, cash equivalents and restricted cash at end of period	$526.8	$309.2

Cash and cash equivalents at end of period	$498.8	$290.7
Restricted cash included in other assets at end of period	28.0	18.5
Cash, cash equivalents and restricted cash at end of period	$526.8	$309.2